As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sphere 3D Corp.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	98-1220792
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

895 Don Mills Road,

Bldg. 2, Suite 900

Toronto, Ontario  M3C 1W3

(Address, Including Zip Code, of Principal Executive Offices)

Sphere 3D Corp. 2015 Performance Incentive Plan

(Full Title of the Plan)

Kurt Kalbfleisch

Chief Financial Officer

4542 Ruffner Street, Suite 250

San Diego, California 92111

(858) 571-5555

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION  OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares, no par value per share, issuable pursuant to the Sphere 3D Corp. 2015 Performance Incentive Plan	786,718(1) shares	$2.29 (2)	$1,801,584.22(2)	$ 196.55

(1) This Registration Statement covers, in addition to the number of common shares, no par value per share (the "Common Shares") of Sphere 3D Corp., a corporation amalgamated under the laws of the Province of Ontario (the "Company" or the "Registrant"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sphere 3D Corp. 2015 Performance Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Shares on January  27, 2021  (which is within five business days prior to the date of this filing), as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 10.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Company's Registration Statements on Form S-8, filed with the Commission on March 31, 2015 (Commission File No. 333-203149), March 31, 2015 (Commission File No. 333-203151),  June 25, 2015 (Commission File No. 333-205236), February 1, 2016 (Commission File No. 333-209251), November 15, 2016 (Commission File No. 333-214605),  February 24, 2017 (Commission File No. 333-216209), August 24, 2017 (Commission File No. 333-220152), January 29, 2018 (Commission File No. 333-222771); November 14, 2018 (Commission File No. 333-228380); May 14, 2019 (Commission File No. 333-231472); and May 11, 2020 (Commission File No. 333-238145).

(b) The Company's Annual Report on Form 10-K and Form 10-K/A for its fiscal year ended December 31, 2019, filed with the Commission on May 14, 2020 and May 15, 2020, respectfully (each, Commission File No. 001-36532);

(c) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the Commission on June 24, 2020, August 14, 2020 and November 16, 2020, respectively (each, Commission File No. 001-36532);

(d) The Company's Current Reports on Form 8-K, filed with the Commission, January 6, 2020, March 27, 2020, March 30, 2020, May 4, 2020, May 8, 2020, May 14, 2020, May 19, 2020,  May 20, 2020, July 17, 2020, July 31, 2020, August 7, 2020, August 21, 2020, September 2, 2020, September 4, September 18, 2020, September 29, 2020, and November 17, 2020 (each, Commission File No. 001-36532);

(e) The Company's Current Report on Form 6-K, filed with the Commission on January 7, 2021 and January 19, 2021 (each, Commission File No. 001-36532); and

(e) The description of the Company's common shares contained in its Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or another entity on condition that (i) the individual acted honestly and in good faith with a view to the Company's best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, the Company may, with court approval, indemnify an individual described above in respect of an action by or on the Company's behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Company or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), the Company has agreed to indemnify each of the Company's directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his or her association with the Company or another entity if such individual acted honestly and in good faith with a view to the best interests of the Company or such other entity, and such individual had reasonable grounds for believing that his or her conduct was lawful.

The Company maintains a policy of directors' and officers' liability insurance, which insures directors and officers for losses, subject to deductibles and exclusions, as a result of claims against the Company's directors and officers in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Company's bylaws and the Business Corporations Act (Ontario).

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See the attached Exhibit Index at page 10, which is incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 1, 2021.

SPHERE 3D CORP.

By:  /s/ Kurt Kalbfleisch

Kurt Kalbfleisch

Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Tassiopoulos and Kurt Kalbfleisch, or either one or both of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Tassiopoulos Peter Tassiopoulos	Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2021
/s/ Kurt Kalbfleisch Kurt Kalbfleisch	Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2021
/s/ Cheemin Bo-Linn Cheemin Bo-Linn	Director	February 1, 2021
/s/ Vivekanand Mahadevan Vivekanand Mahadevan	Director	February 1, 2021
/s/ Duncan McEwan Duncan McEwan	Director	February 1, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in the City of San Diego, State of California on February 1, 2021.

AUTHORIZED U.S. REPRESENTATIVE

By:  /s/ Kurt Kalbfleisch

        Kurt Kalbfleisch

        Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Sphere 3D Corp. 2015 Performance Incentive Plan. (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2019, filed with the Commission on May 15, 2019 (Commission File No. 001-36532) and incorporated herein by this reference.)

5	Opinion of Meretsky Law Firm (opinion re legality).

23.1	Consent of Smythe LLP (independent registered public accounting firm).

23.2	Consent of Moss Adams LLP (independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under "Signatures").